EXHIBIT 13.1

CERTIFICATION
of
Periodic Financial Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
Section 1350

I, Thomas M. O’Donnell, acting as President and Chief Executive Officer of Sand Technology Inc., hereby certify that the Annual Report on Form 20-F for the Fiscal Year ended July 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sand Technology Inc.

Date: November 7, 2011

By:	/s/ THOMAS M. O’DONNELL
Thomas M. O’Donnell
Chief Executive Officer

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Annual Report or as a separate disclosure document.